United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 13, 2009 (February 10, 2009)	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On February 13, 2009, Comtech Telecommunications Corp. (the “Company”) issued a press release reporting that as a result of its notice of redemption of all of its outstanding $105.0 million principal amount 2.0% Convertible Senior Notes due 2024 (the “Senior Notes”) as of February 12, 2009 (the Redemption Date”), all of the Senior Notes were converted by the noteholders to shares of Comtech common stock.

The foregoing description of the press release is qualified in its entirety to the press release, a copy of which is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number        Description
99.1                    Press Release, dated February 13, 2009, reporting the results of the Company's previously announced notice of redemption of its 2.0% Convertible Senior Notes on February 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: February 13, 2009

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President
and Chief Financial Officer